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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Amendment No. 1 to Registration Statement (No. 333-45097) of Kilroy Realty Corporation on Form S-3 of our report dated March 21, 1997 (July 11, 1997 as to Note 12), appearing in the Annual Report on Form 10-K of Kilroy Group for the year ended December 31, 1996, our reports on the combined historical summaries of certain revenues and certain expenses of the Acquired Properties dated July 11, 1997, the Post IPO Acquisitions Through June 30, 1997 dated July 31, 1997, and the Acquired Properties and Pending Acquisitions dated July 31, 1997, each appearing in the Kilroy Realty Corporation's registration statement (No. 333-32261) on Form S-11, and our reports on the combined historical summaries of certain revenues and certain expenses of the Eight Acquired Properties dated September 12, 1997 and the Four Acquired Properties dated November 26, 1997, each appearing in the Kilroy Realty Corporation's Current Report on Form 8-K/A dated December 19, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          Deloitte & Touche LLP

Los Angeles, California
February 10, 1998